Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

TRIUS THERAPEUTICS, INC.

Section 1.  LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

1.1.                            These by-laws are subject to the certificate of incorporation of the corporation.  In these by-laws, references to law, the certificate of incorporation and by-laws mean the law, the provisions of the certificate of incorporation and the by-laws as from time to time in effect.

Section 2.  STOCKHOLDERS

2.1.                            Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on such date and at such place as may be designated by the board of directors (board).  At each annual meeting the stockholders entitled to vote shall elect a board of directors and may transact such other proper business as may come before the meeting.

2.2.                            Special Meetings.  A special meeting of the stockholders may be called at any time by the chairman of the board, if any, the president or the board of directors.  A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of a majority of the directors.  Any such application shall state the purpose or purposes of the proposed meeting.  Any such call shall state the place, date, hour and purposes of the meeting.

2.3.                            Place of Meeting.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman of the board, if any, the president or the board of directors.  Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

2.4.                            Notice of Meetings.  Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then one nor more than sixty days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation, or by sending it to him via email or facsimile at his residence or usual place of business.  Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting.  As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described.  No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, or a waiver by electronic transmissions by such stockholder, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

2.5.                            Quorum of Stockholders.  At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these by-laws.  Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.  If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.6.                            Action by Vote.  When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.7.                            Action without Meetings.  Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware by hand, electronic delivery, or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Each such written consent shall bear the date of signature of each stockholder who signs the consent.  No written or electronic consent shall be effective to take the corporate action referred to therein unless written or electronic consents signed by a number of stockholders sufficient to take such action are delivered to the corporation in the manner specified in this paragraph within sixty days of the earliest dated consent so delivered.

If action is taken by consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

If action is taken by less than unanimous consent of stockholders, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the meetings of stockholders.

In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the General Corporation Law of the State of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under Section 228 of said General Corporation Law and that written notice has been given as provided in such Section 228.

2.8.                            Proxy Representation.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.  The authorization of a proxy may but need not be limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9.                            Inspectors.  The directors or the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

2.10.                     List of Stockholders.  The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name.  The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

Section 3.  BOARD OF DIRECTORS

3.1.                            Number.  The corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office.  Except in connection with the election of directors at the annual meeting of stockholders, the number of directors may be decreased only to eliminate vacancies by reason of death, resignation or removal of one or more directors.  No director need be a stockholder.

3.2.                            Tenure.  Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

3.3.                            Powers.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

3.4.                            Vacancies.  Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors.  When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, who were elected by the particular class or series of stock entitled to elect such resigning director or directors shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.  The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

3.5.                            Committees.  The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating.  In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

3.6.                            Regular Meetings.  Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.  A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

3.7.                            Special Meetings.  Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board, if any, the president, or by one-third or more in number of the directors.  Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or by electronic communication or facsimile transmission at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by e-mail or facsimile, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held.  Each such notice shall state the time and place of the meeting.  Notice of any meeting of the board of directors need not be given to any director if he shall sign a written waiver of notice or a waiver by electronic transmission thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.8.                            Quorum.  Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors, a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.9.                            Action by Vote.  Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

3.10.                     Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the records of the meetings of the board or of such committee.  Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

3.11.                     Participation in Meetings by Conference Telephone.  Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law.  Such participation shall constitute presence in person at such meeting.

3.12.                     Compensation.  In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine.  Nothing contained in this Section 3.12 shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

3.13.                     Interested Directors and Officers.

(a)                                 No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1)                                 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)                                 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)                                 The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 4.  OFFICERS AND AGENTS

4.1.                            Enumeration; Qualification.  The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a chairman of the board, one or more vice presidents and a controller.  The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose.  Any officer may be but none need be a director or stockholder.  Any two or more offices may be held by the same person.  Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

4.2.                            Powers.  Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

4.3.                            Election.  The officers may be elected by the board of directors at their first meeting following the annual meeting of the stockholders or at any other time.  At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

4.4.                            Tenure.  Each officer shall hold office until the third meeting of the board of directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

4.5.                            Chairman of the Board of Directors, President and Vice President.  The chairman of the board, if any, shall have such duties and powers as shall be designated from time to time by the board of directors.  Unless the board of directors otherwise specifies, the chairman of the board, or if there is none the chief executive officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

Unless the board of directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

Any vice presidents shall have such duties and powers as shall be set forth in these by-laws or as shall be designated from time to time by the board of directors or by the president.

4.6.                            Treasurer and Assistant Treasurers.  Unless the board of directors otherwise specifies, the treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president.  If no controller is elected, the treasurer shall, unless the board of directors otherwise specifies, also have the duties and powers of the controller.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

4.7.                            Controller and Assistant Controllers.  If a controller is elected, he shall, unless the board of directors otherwise specifies, be the chief accounting officer of the corporation and be in charge of its books of account and accounting records, and of its accounting procedures.  He shall have such other duties and powers as may be designated from time to time by the board of directors, the president or the treasurer.

Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of directors, the president, the treasurer or the controller.

4.8.                            Secretary and Assistant Secretaries.  The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors.  In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.  Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder.  He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

Section 5.  RESIGNATIONS AND REMOVALS

5.1.                            Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state.  Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, a director (including persons elected by stockholders or directors to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the issued and outstanding shares of the particular class or series entitled to vote in the election of such directors.  The board of directors may at any time remove any officer either with or without cause.  The board of directors may at any time terminate or modify the authority of any agent.

Section 6.  VACANCIES

6.1.                            If the office of the president or the vice president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office.  If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor.  Each such successor shall hold office for the unexpired term, and in the case of the president, the vice president, the treasurer and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Any vacancy of a directorship shall be filled as specified in Section 3.4 of these by-laws.

Section 7.  CAPITAL STOCK

7.1.                            Stock Certificates.  The shares of the corporation may be represented by certificates or uncertificated. If certificated, such certificate shall be signed by the chairman or vice chairman of the board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary.  Any of or all the signatures on the certificate may be a facsimile.  In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

7.2.                            Loss of Certificates.  In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.

Section 8.  TRANSFER OF SHARES OF STOCK

8.1.                            Transfer on Books.  Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require.  Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

It shall be the duty of each stockholder to notify the corporation of his post office address.

8.2.                            Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no such record date is fixed by the board of directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  If no such record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 9.  INDEMNIFICATION

9.1.                            Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the General Corporation Law of the State of Delaware or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the General Corporation Law of the State of Delaware or any other applicable law or (d) such indemnification is required to be made under Section 9.3.

9.2.                            Expenses.

(a)                                 The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 9 or otherwise.

(b)                                 Notwithstanding the foregoing, unless otherwise determined pursuant to Section 9.4, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

9.3.                            Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this by-law shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Section 9 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within 90 days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law of the State of Delaware or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware or any other applicable law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 9 or otherwise shall be on the corporation.

9.4.                            Non-Exclusivity of Rights. The rights conferred on any person by this by-law shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the certificate of incorporation of the corporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors and officers respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of the State of Delaware, or by any other applicable law.

9.5.                            Survival of Rights. The rights conferred on any person by this by-law shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.6.                            Insurance. To the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law, the corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 9.

9.7.                            Amendments. Any repeal or modification of this Section 9 shall only be prospective and shall not affect the rights under this by-law in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

9.8.                            Saving Clause. If this by-law or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 9 that shall not have been invalidated, or by any other applicable law. If this Section 9 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.

9.9.                            Certain Definitions. For the purposes of this by-law, the following definitions shall apply:

(a)                                 The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)                                 The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c)                                  The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 9 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d)                                 References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)                                  References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 9.

Section 10.  CORPORATE SEAL

10.1.                     Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word “Delaware” and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

Section 11.  EXECUTION OF PAPERS

11.1.                     Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

Section 12.  FISCAL YEAR

12.1.                     The fiscal year of the corporation shall end on the last day of December, or such other date as is determined by the Board.

Section 13.  AMENDMENTS

13.1.                     These by-laws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the voting power of the stock outstanding and entitled to vote.  Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.